Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

Republic First Bancorp, Inc.
Philadelphia, Pennsylvania

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 No. 333-57578 of Republic First Bancorp, Inc. and Subsidiaries of our report dated March 15, 2013, relating to the consolidated financial statements, which appears in this Form 10-K.

/s/ ParenteBeard LLC

Pittsburgh, Pennsylvania
March 24, 2014